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                                                                   Exhibit 23.1


                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-45330, 333-45332 and 333-62894) pertaining to the Amended and Restated 1998 Equity Compensation Plan, the 2000 Equity Compensation Plan and the 2001 Employee Stock Purchase Plan of Arena Pharmaceuticals, Inc. of our report dated January 11, 2002, with respect to the consolidated financial statements of Arena Pharmaceuticals, Inc., included in the Annual Report (Form 10-K) or the year ended December 31, 2001.

                                                  /s/ ERNST & YOUNG LLP

                                                  ERNST & YOUNG LLP


San Diego, California
March 13, 2002